N   E   W   S             R    E    L   E   A   S    E

Contact: Robert C. Weiner

Vice President, Investor Relations

904-332-3287

PSS WORLD MEDICAL REPORTS RESULTS FOR FISCAL YEAR 2006

Earnings Per Diluted Share of $0.66 For Fiscal Year 2006,

Including $0.19 Earnings Per Diluted Share in the Fourth Quarter

Fiscal Year 2006 Highlights:

•	Consolidated net sales growth of 9.9%
•	Physician Business net sales growth of 13.3%
•	Elder Care net sales growth of 3.5%
•	Consolidated income from continuing operations of $44.3 million
•	Consolidated operating margin of 4.5%, an increase of 30 basis points
•	Consolidated pre-tax income from continuing operations growth of 24.7% to $70.1 million
•	Consolidated cash flow from operations growth of 87.0% to $67.7 million
•	Consolidated EBITDA of $95.8 million, an increase of 17.5%

Jacksonville, Florida (May 24, 2006) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today its results for the fiscal 2006 fourth quarter and year ended March 31, 2006.

David A. Smith, President and Chief Executive Officer, commented, “Our team successfully executed our strategic plan and exceeded our goals for this fiscal year.”

	Fiscal Year 2006
	Goals	Results

Revenue growth (same day sales)	8% - 10%	9.9%
GAAP diluted EPS (income from continuing operations)	$0.61	$0.66
Consolidated operating margin	4.4% - 4.5%	4.5%
Operating cash flow (in millions)	$43 - $47	$67.7
Capital expenditures (in millions)	$18 - $21	$17.0

* FY2005 diluted EPS of $0.51 excludes non-recurring tax benefit of $5.6 million, or approximately $0.09 per diluted share.

Mr. Smith added, “We are already focused on the execution of our fiscal year 2007 objectives, but we are proud of the financial results accomplished for our shareholders in fiscal year 2006. Equally important, our team also delivered improvements in our services and overall customer satisfaction during the year. We again successfully invested in future profitable growth while exceeding current market growth rates.”

“At our annual investor day on June 1, 2006, in our Atlanta distribution center, we will review our business plan and financial goals for the next two fiscal years – 2007 and 2008,” concluded Mr. Smith.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Despite challenges of hurricanes and high fuel costs, we made steady progress throughout the year toward our goal of improving operating margins, reporting 4.9% this quarter, an increase of 30 basis points over prior year. Effective working capital management, especially in our Elder Care business, resulted in very strong operating cash flows, significantly exceeding our initial goal and expectations.”

Net sales for the three months ended March 31, 2006, were $422.7 million, an increase of 5.3%, compared with net sales of $401.3 million for the three months ended April 1, 2005. Net sales for the three months ended March 31, 2006, for the Physician Business increased by 11.2% (13.0% same day sales growth) and decreased by 5.7% (4.2% same day sales decline) for the Elder Care Business. The Company noted that it had one less billing day in the fourth quarter of fiscal year 2006 compared with the fourth quarter of fiscal year 2005. Income from continuing operations for the three months ended March 31, 2006, was $12.9 million, or $0.19 per diluted share, compared with income from continuing operations for the three months ended April 1, 2005, of $10.2 million, or $0.16 per diluted share.

Net sales for the year ended March 31, 2006, were $1.62 billion, an increase of 9.9%, compared with net sales of $1.47 billion for the year ended April 1, 2005. Net sales for the year ended March 31, 2006, for the Physician Business increased by 13.3% and increased by 3.5% for the Elder Care Business. The Company noted that it had the same number of billing days, 253, in both fiscal years 2006 and 2005. Income from continuing operations during the year ended March 31, 2006, was $44.3 million, or $0.66 per diluted share, compared with income from continuing operations for the year ended April 1, 2005, of $39.4 million, or $0.60 per diluted share. Earnings per diluted share from continuing operations increased by 29.4% compared to fiscal year 2005 after excluding a tax benefit of $5.6 million, or approximately $0.09 per diluted share.

A listen-only simulcast and 90-day replay of PSS World Medical’s fiscal year 2006 conference call can be found in the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “investor events,” or www.earnings.com on May 25, 2006, beginning at 8:30 a.m. Eastern time.

The Company will host its annual investor day on June 1, 2006 in Atlanta, Ga., providing an online Web simulcast of the meeting from 9:00 a.m. to 10:30 a.m. Eastern Time. In addition to the live broadcast, an online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.pssworldmedical.com or www.opencompany.info.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company’s website at www.pssworldmedical.com, and selecting “Investor Relations” and “Additional Financial Information.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations for both the consolidated company and for each of its businesses in fiscal year 2007, 2008 and 2009; the expected operational cash flow in fiscal years 2007, 2008 and 2009; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2007; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care, hospice and assisted living customers, for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal years 2007, 2008 and 2009, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Operations
(In millions, except per share and share data)

	Three Months Ended		Year Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
Net sales	$422.7	$401.3	$1,619.4	$1,473.8
Cost of goods sold	298.2	288.2	1,152.1	1,050.4

Gross profit	124.5	113.1	467.3	423.4
General and administrative expenses	75.6	68.1	287.3	262.2
Selling expenses	28.2	26.5	107.6	99.6

Income from operations	20.7	18.5	72.4	61.6

Other (expense) income:
Interest expense	(1.5)	(1.4)	(5.9)	(6.8)
Interest and investment income	0.2	--	0.4	0.2
Other income	0.5	0.3	3.2	1.2

	(0.8)	(1.1)	(2.3)	(5.4)

Income from continuing operations before
provision for income taxes	19.9	17.4	70.1	56.2
Provision for income taxes	7.0	7.2	25.8	16.8

Income from continuing operations	12.9	10.2	44.3	39.4

Loss on disposal of discontinued operations
(net of income tax benefit of $1.8)	--	--	--	(0.4)

Net income	$12.9	$10.2	$44.3	$39.0

Earnings (loss) per share – Basic:
Income from continuing operations	$0.19	$0.16	$0.67	$0.61
Loss on disposal of discontinued operations	--	--	--	(0.01)

Net income	$0.19	$0.16	$0.67	$0.60

Earnings (loss) per share – Diluted:
Income from continuing operations	$0.19	$0.16	$0.66	$0.60
Loss on disposal of discontinued operations	--	--	--	(0.01)

Net income	$0.19	$0.16	$0.66	$0.59

Weighted average shares (in thousands):
Basic	66,546	64,656	65,643	64,547
Diluted	68,062	65,786	66,887	65,607

PSS WORLD MEDICAL, INC.
Condensed Consolidated Balance Sheets
(In millions, except per share and share data)

	March 31, 2006	April 1, 2005
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$23.9	$17.9
Accounts receivable, net	209.0	217.3
Inventories	173.4	134.1
Deferred tax assets	13.0	29.0
Prepaid expenses and other	33.8	19.5

Total current assets	453.1	417.8

Property and equipment, net	87.7	81.1

Other Assets:
Goodwill and intangibles, net	139.9	107.5
Other	56.3	39.9

Total assets	$737.0	$646.3

LIABILITIES AND SHAREHOLDER’S EQUITY

Current Liabilities:
Accounts payable	$139.3	$109.6
Accrued expenses	34.5	44.9
Revolving line of credit and current portion of long-term debt	0.5	25.0
Other	13.6	9.7

Total current liabilities	187.9	189.2
Long-term debt, excluding current portion	150.9	150.0
Other	49.4	30.3

Total liabilities	388.2	369.5

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, $0.01 par value; 150,000,000 shares authorized,
67,476,682 and 64,961,682 shares issued and outstanding
at March 31, 2006 and April 1, 2005, respectively	0.7	0.7
Additional paid-in capital	321.0	292.2
Accumulated earnings (deficit)	29.7	(14.6)
Unearned compensation	(2.6)	(1.7)
Accumulated other comprehensive income	--	0.2

Total shareholders’ equity	348.8	276.8

Total liabilities and shareholders’ equity	$737.0	$646.3

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Year Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
Cash Flows From Operating Activities:
Net income	$12.9	$10.2	$44.3	$39.0
Adjustments to reconcile net income to
net cash provided by operating activities:
Loss on disposal of discontinued operations	--	--	--	0.4
Provision for deferred income taxes	5.9	2.1	24.8	17.4
Depreciation	3.5	3.6	13.9	14.2
Amortization of intangible assets	1.9	1.5	6.3	4.5
Provision for doubtful accounts	0.6	0.5	5.6	5.1
Noncash compensation expense	0.4	0.2	1.6	0.7
Amortization of debt issuance costs	0.4	0.4	1.5	1.9
Provision for deferred compensation	0.1	0.1	0.9	0.8
Loss on sale of property and equipment	--	--	0.3	0.2
Provision for notes receivable	--	0.2	(3.2)	0.2
Other	(0.3)	--	(2.7)	--
Changes in operating assets and liabilities,
net of effects from business combination:
Accounts receivable, net	(1.9)	(8.8)	4.2	(26.3)
Inventories	(6.1)	13.4	(35.4)	(30.9)
Prepaid expenses and other current assets	(9.3)	(0.8)	(13.7)	(6.2)
Other assets	1.7	2.9	(11.7)	(4.9)
Accounts payable	(2.2)	(17.5)	25.8	13.0
Accrued expenses and other liabilities	8.6	5.9	5.2	7.1

Net cash provided by operating activities	16.2	13.9	67.7	36.2

Cash Flows From Investing Activities:
Capital expenditures	(4.6)	(8.3)	(17.0)	(25.9)
Payments for nonsolicitation agreements	(0.8)	(0.6)	(3.3)	(6.7)
Payments for noncompetition agreements	(0.2)	--	(0.2)	(0.6)
Payments for business combinations, net of cash acquired	0.5	(2.1)	(37.6)	(24.4)
Payment for investment in Tiger Medical	--	(1.0)	--	(1.0)
Payments for signing bonuses	--	--	(0.2)	--
Payments of transaction and settlement
costs for sale of Imaging Business	--	--	--	(4.8)
Other	0.1	--	2.0	--

Net cash used in investing activities	(5.0)	(12.0)	(56.3)	(63.4)

Cash Flows From Financing Activities:
Net payments under revolving line of credit	(25.3)	--	(25.0)	(10.0)
Payments under capital lease obligations	(0.1)	--	(0.3)	--
Proceeds from issuance of common stock	11.4	1.7	20.3	5.5
Proceeds from borrowings related to Tiger Medical	--	0.6	--	0.6
Proceeds from note receivable	--	--	0.3	--
Payment of debt issuance costs	--	--	(0.5)	--
Purchase of treasury shares	--	--	--	(9.9)
Other	--	--	(0.2)	--

Net cash (used in) provided by financing activities	(14.0)	2.3	(5.4)	(13.8)

Net (decrease) increase in cash and cash equivalents	(2.8)	4.2	6.0	(41.0)
Cash and cash equivalents, beginning of period	26.7	13.7	17.9	58.9

Cash and cash equivalents, end of period	$23.9	$17.9	$23.9	$17.9

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights
(Dollars in millions)

	Three Months Ended		Year Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
Net Sales:
Physician Business	$290.8	$261.5	$1,086.8	$959.0
Elder Care Business	131.9	139.8	532.6	514.8

Total Net Sales	$422.7	$401.3	$1,619.4	$1,473.8

Income from Operations:
Physician Business	$23.5	$18.6	$75.4	$62.0
Elder Care Business	3.4	7.3	15.9	23.6
Corporate Shared Services	(6.2)	(7.4)	(18.9)	(24.0)

Total income from operations	$20.7	$18.5	$72.4	$61.6

EBITDA (a)	$26.6	$23.9	$95.8	$81.5

Income from Operations, as a Percentage of Net Sales	4.9%	4.6%	4.5%	4.2%

Consolidated Return on Committed Capital (“ROCC”)(b)	27.9%	26.7%	25.5%	23.7%

Billing Days	64 days	65 days	253 days	253 days

Net Sales Per Billing Day (in thousands):
Physician Business	$4,544	$4,023	$4,296	$3,790
Elder Care Business	2,060	2,151	2,105	2,035

Total Net Sales Per Billing Day	$6,604	$6,174	$6,401	$5,825

Net Sales Per Billing Day Growth Rate:
Physician Business	13.0%		13.3%
Elder Care Business	(4.2)%		3.5%
Total Net Sales Per Billing Day Growth Rate	7.0%		9.9%

	Annual
	March 31, 2006	April 1, 2005
DSO (c):
Physician Business	41.2	42.6
Elder Care Business	58.8	59.9
DOH (d):
Physician Business	47.3	45.2
Elder Care Business	44.0	35.3
DIP (e):
Physician Business	43.0	42.0
Elder Care Business	27.3	25.0
Cash Conversion Days (f):
Physician Business	45.5	45.8
Elder Care Business	75.5	70.2

	As of
	March 31, 2006	April 2, 2005

Operational working capital (g)	$243.1	$241.8

Net Debt:
Bank debt	$--	$25.0
Other debt	1.4	--
Convertible senior notes	150.0	150.0
Less: Cash and cash equivalents	(23.9)	(17.9)

Net debt	$127.5	$157.1

PSS WORLD MEDICAL, INC.
Unaudited EBITDA Calculation
(Dollars in millions)

	Three Months Ended		Year Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
Income from continuing operations	$12.9	$10.2	$44.3	$39.4

Plus: Interest expense	1.5	1.4	5.9	6.8
Less: Interest and investment income	(0.2)	--	(0.4)	(0.2)
Plus: Provision for income taxes	7.0	7.2	25.8	16.8
Plus: Depreciation	3.5	3.6	13.9	14.2
Plus: Amortization of intangible assets	1.9	1.5	6.3	4.5

EBITDA	$26.6	$23.9	$95.8	$81.5

Reconciliation of EBITDA to Net Cash
Provided by operating Activities:

EBITDA	$26.6	$23.9	$95.8	$81.5

Operating Asset & Liability Changes:
Accounts receivable, net	(1.9)	(8.8)	4.2	(26.3)
Inventories	(6.1)	13.4	(35.4)	(30.9)
Prepaid expenses and other current assets	(9.3)	(0.8)	(13.7)	(6.2)
Other assets	1.7	2.9	(11.7)	(4.9)
Accounts payable	(2.2)	(17.5)	25.8	13.0
Accrued expenses and other liabilities	8.6	5.9	5.2	7.1
Noncash Expenses included in EBITDA:
Provision for deferred income taxes	5.9	2.1	24.8	17.4
Provision for doubtful accounts	0.6	0.5	5.6	5.1
Noncash compensation expense	0.4	0.2	1.6	0.7
Amortization of debt issuance costs	0.4	0.4	1.5	1.9
Provision for deferred compensation	0.1	0.1	0.9	0.8
Loss on sale of property and equipment	--	--	0.3	0.2
Provision for notes receivable	--	0.2	(3.2)	0.2
Other	(0.3)	--	(2.7)	--
Cash Expenses Excluded from EBITDA:
Interest expense	(1.5)	(1.4)	(5.9)	(6.8)
Interest and investment income	0.2	--	0.4	0.2
Provision for income taxes	(7.0)	(7.2)	(25.8)	(16.8)

Net Cash Provided by Operating Activities	$16.2	$13.9	$67.7	$36.2

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Three Months Ended
	March 31, 2006	April 1, 2005
Annualized Return	$92.4	$81.2
Average Committed Capital (h)	331.0	303.7
ROCC (b)	27.9%	26.7%

Return:
Income from continuing operations	$12.9	$10.2
Provision for income taxes	7.0	7.2
Interest expense	1.5	1.4
Amortization of intangible assets	1.9	1.5
Interest and investment income	(0.2)	--

	$23.1	$20.3

	As of
	March 31, 2006	Dec. 30, 2005	April 1, 2005	Dec. 31, 2004
Average committed capital:
Total assets	$737.0	$724.9	$646.3	$641.3
Less assets excluded:
Cash	(23.9)	(26.7)	(17.9)	(13.7)
Goodwill and intangibles, net	(139.9)	(140.8)	(107.5)	(101.9)
Deferred tax asset from sale of Imaging Business	(3.6)	(0.9)	(15.8)	(26.7)

Total liabilities	(388.2)	(404.1)	(369.5)	(377.2)
Plus liabilities excluded:
Total debt	151.4	176.8	175.0	175.0

	$332.8	$329.2	$310.6	$296.8

Average committed capital (h)	$331.0		$303.7

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Year Ended
	March 31, 2006	April 1, 2005
Annualized Return	$81.9	$67.3
Average Committed Capital (h)	321.7	283.4
ROCC (b)	25.5%	23.7%

Return:
Income from continuing operations	$44.3	$39.4
Provision for income taxes	25.8	16.8
Interest expense	5.9	6.8
Amortization of intangible assets	6.3	4.5
Interest and investment income	(0.4)	(0.2)

	$81.9	$67.3

	As of
	March 31, 2006	April 1, 2005	April 2, 2004
Average committed capital:
Total assets	$737.0	$646.3	$586.8
Less assets excluded:
Cash	(23.9)	(17.9)	(58.9)
Goodwill and intangibles, net	(139.9)	(107.5)	(81.2)
Deferred tax asset from sale of Imaging Business	(3.6)	(15.8)	(30.5)

Total liabilities	(388.2)	(369.5)	(347.6)
Plus liabilities excluded:
Total debt	151.4	175.0	185.0
Accrued loss on disposal of discontinued operations	--	--	2.5

	$332.8	$310.6	$256.1

Average committed capital (h)	$321.7	$283.4

PSS WORLD MEDICAL, INC.

Footnotes

(a)

EBITDA represents income from continuing operations plus provision for income taxes, interest expense, depreciation, and amortization of intangible assets, less interest and investment income. Management reviews EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes EBITDA is an important measure of liquidity.

(b)

ROCC equals return divided by average committed capital. Return is annualized for quarterly calculations. Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(c)

DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable, net of the allowance for doubtful accounts, at the beginning and end of the most recent four quarters divided by five. Average daily net sales are net sales for the most recent four quarters divided by 360.

(d)

DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and end of the most recent four quarters divided by five. Average daily COGS is quarterly COGS for the most recent four quarters divided by 360.

(e)	DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and end of the most recent four quarters divided by five.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(h)	Average committed capital equals the sum of the committed capital of the most recent two quarters, divided by two.

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